SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 27, 1996


                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                 North Carolina
                             (State of Organization)



                 333-3890-01                           56-1869557
         (COMMISSION FILE NUMBER)           (IRS Employer Identification No.)


   3100 Smoketree Court, Suite 600                         27604
       Raleigh, North Carolina                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 (919) 872-4924
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

         On September 27, 1996, Highwoods Properties, Inc. (the "Company"), which is the general partner of Highwoods/Forsyth Limited Partnership (the "Registrant"), completed the acquisition of Crocker Realty Trust, Inc. ("Crocker") and the related restructuring of the Company.

         As previously reported by the Company and the Registrant in Registration Statements (Nos. 333-3890 and 333-3890-01) dated June 20, 1996 and by the Company under item 2 in an 8-K dated April 29, 1996 (as amended on Form 8-K/A on June 3, 1996 and June 18, 1996), the Company and Cedar Acquisition Corporation ("Cedar"), which was then a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement on April 29, 1996, with AP CRTI Holdings, L.P., AEW Partners, L.P., Thomas J. Crocker, Barbara F. Crocker, Richard S. Ackerman and Robert E. Onisko (the "Sellers") to purchase all of the Sellers' shares of Common Stock of Crocker (the "Shares"). The Company and Cedar also entered into an Agreement and Plan of Merger with Crocker on April 29, 1996 (the "Merger Agreement"). The Merger Agreement provided that Cedar would be merged into Crocker, with Crocker as the surviving entity (the "Merger").

         On September 6, 1996, the Company closed the acquisition of the Shares. The purchase price was $249.1 million ($11.05 per Share) and included, as contemplated by the Stock Purchase Agreement, the $1.1 million purchase of 1,056,000 options to purchase shares of Crocker owned by the Sellers. The acquisition was primarily funded ($189 million) from a portion of the net proceeds raised by the Company in its recent 11.5 million share public offering. The remaining $60 million of the purchase price was funded from a draw from the Registrant's $140 million credit facility with NationsBank, N.A., First Union National Bank of North Carolina and Wachovia Bank of North Carolina.

         On September 20, 1996, the Merger was approved at a special meeting of the shareholders of Crocker. At 11:59 p.m. on September 20, 1996, the effective time of the Merger, each share of Crocker Common Stock held by Cedar and the Company (including the Shares) was canceled, each share of common stock of Cedar became a share of Common Stock of Crocker, and all other shares of Common Stock of Crocker were converted into and represented a right to receive $11.05243 per share. Following the Merger, the Company entered into various restructuring transactions culminating in the merger of Crocker into the Company on September 26, 1996 and the subsequent contribution by the Company of Crocker's assets and liabilities to the Registrant. As a result of the Merger and subsequent transactions, substantially all of the assets and liabilities of Crocker at the time of the Merger are the assets and liabilities of the Registrant. The Company is the sole general partner of the Registrant and as of October 11, 1996, owned 87.9% of the partnership interests in the Registrant.

         The cost of acquiring the remaining shares of Crocker in the Merger was $73.7 million, which was funded through a draw on the Registrant's $140 million credit facility. The total cost of the acquisition of all of the outstanding shares of Crocker was approximately $565.8 million, which includes the assumption of $243 million of Crocker debt discussed below. The effective purchase price was substantially the same as that estimated in the Company's April 29, 1996 8-K. The $25.8 million increase in the purchase price was largely offset by the additional $21 million in cash held by Crocker at the time of the Merger. The increase in the purchase price was due to an increase of approximately 2.1 million in the number of outstanding shares of Crocker from April 29, 1996. The additional shares were issued upon the exercise of outstanding warrants to purchase the shares of Crocker Common Stock (the "Warrants"). The increased cash held by Crocker was due to the $10.00 exercise price of the Warrants. As of October 11, approximately 182,680 Warrants were outstanding, representing a $192,000 obligation of the Company.

         The Crocker portfolio obtained through the Merger consists of 58 suburban office properties and 12 service center properties (collectively, the "Crocker Properties"), totaling 5.7 million square feet. The Crocker Properties are located in 15 southeastern markets, of which four are existing Company markets and 11 represent new markets for the Company (including Greenville, SC; Tampa, FL; Memphis, TN; and Atlanta, GA). At September 30, 1996, the Crocker Properties were 94% leased. As previously disclosed, Crocker's undeveloped land (approximately 257.5 acres) and certain other assets and liabilities were distributed by Crocker to another entity prior to the Merger and therefore were not acquired in the Merger.

         Following the Merger, the Company's portfolio is comprised of 70% suburban office space, 17% industrial space and 13% service center space and includes 168 suburban office properties, 36 industrial properties and 74 service center properties.

         On September 27, 1996, the Registrant obtained a $280 million revolving line of credit (the "Revolving Loan") from NationsBank, N.A., First Union National Bank of North Carolina and other lenders. The Revolving Loan includes a $10 million letter of credit facility and replaces the Registrant's $140 million credit facility.

         The Revolving Loan will bear interest at a rate of the Applicable Percentage (defined below) plus (i) LIBOR or (ii) the higher of (x) NationsBank's prime rate or (y) the federal funds rate plus 1/2 of 1%. The Applicable Percentage varies with the Company's average unsecured long-term debt rating as follows:


             AVERAGE                                               APPLICABLE
            UNSECURED             APPLICABLE       APPLICABLE      PERCENTAGE
            LONG-TERM           PERCENTAGE FOR     PERCENTAGE      FOR LETTER
LEVEL      DEBT RATING         EURODOLLAR LOANS  BASE RATE LOANS  OF CREDIT FEE
-----      -----------         ----------------  --------------- --------------
I       The equivalent of A- or       1.00%              0%            1.00%
        better from S&P
II      Less than the equivalent      1.20%              0%            1.20%
        of A- from S&P but
        greater than or equal to
        the equivalent of BBB+
        from S&P
III     Less than the equivalent      1.35%             .10%           1.35%
        of BBB+ from S&P but
        greater than or equal to
        the equivalent of BBB
        from S&P
IV      Less than the equivalent      1.50%             .15%           1.50%
        of BBB from S&P but
        greater than or equal to
        the equivalent of BBB-
        from S&P
V       Worse than the                1.75%             .30%           1.75%
        equivalent of BBB-
        from S&P or unrated by
        either S&P or Moody's

The initial Applicable Percentage is based on Level IV and will remain at Level IV until the earlier of (i) January 25, 1997 or (ii) the date the Company receives an average unsecured long-term debt rating from S&P and Moody's. Thereafter, the Applicable Percentage will be determined in accordance with the schedule above and will be adjusted after an applicable rating change.

         The Revolving Loan requires monthly payments of accrued and unpaid interest. The Registrant is permitted to prepay the principal amount of the revolving loans under the facility. Unless accelerated sooner due to an event of default, the entire outstanding principal balance under the Revolving Loan and all accrued and unpaid interest will be due on October 31, 1999.

         In addition to the interest charges set forth above, the Registrant pays to NationsBank, N.A., as agent, (i) for the account of the lenders a commitment fee on the unused portion of the revolver at a rate ranging from .15% to .25%
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per year depending on the size of the unused commitment, (ii) for the account of the lenders a letter of credit fee on the aggregate amount then available for drawing under all letters of credit at a rate equal to the Applicable Percentage set forth above, and (iii) for the account of any issuing lender a letter of credit fee on the aggregate amount of all letters of credit issued by such lender at a rate per annum equal to 0.25%.

         The obligations of the Registrant under the Revolving Loan are guaranteed by the Company and certain of its subsidiaries.

         The Revolving Loan contains customary representations, warranties and events of default and requires the Registrant to comply with certain affirmative and negative covenants, including the following financial covenants: (i) adjusted net operating income divided by total liabilities of not less than 16.5%; (ii) total liabilities not greater than 45% of market capitalization;
(iii) tangible net worth not less than $700 million, which amount shall be increased by not less than 85% of the net proceeds of any future offerings of the Company's capital stock; (iv) a ratio of total liabilities to total assets at a cost of no more than .50 to 1.0; (v) a ratio of earnings before interest, income tax, depreciation and amortization to interest expense plus capital expenditures of not less than 2.0 to 1.0, which increases to 2.2 and 2.5 to 1.0 on December 31, 1996 and June 30, 1997, respectively; (vi) a ratio of unencumbered assets to unsecured debt of not less than 2.25 to 1.0; (vii) a ratio of secured debt to total assets of not more than .40 to 1.0, which decreases to .3 and .25 to 1.0 on April 1, 1997 and April 1, 1998, respectively;
(viii) a ratio of adjusted net operating income as derived from unencumbered assets to interest expense paid on unsecured debt of not less than 2.25 to 1.0;
(ix) a ratio of adjusted net operating income derived from unencumbered assets to unsecured debt of not less than .18 to 1.0; and (x) a ratio of the value of speculative land acquired after September 27, 1996 to the value of improved properties of not less than .02 to 1.0.

         In connection with the Merger, the Registrant assumed approximately $243 million of indebtedness at an average rate of 8.6%. This indebtedness included: (i) a $140 million mortgage note (the "Mortgage Note") with a fixed rate of 7.9%, (ii) variable rate mortgage loans in the aggregate amount of $76 million and (iii) fixed rate mortgage loans in the amount of $27 million. Substantially all of such debt, other than the Mortgage Note, was repaid by the Registrant following the Merger using funds available under the Revolving Loan.

ITEM 7(C).  EXHIBITS

Item  Description

10.1 Credit Agreement among Highwoods/Forsyth Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lenders named therein, dated as of September 27, 1996.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                       By: Highwoods Properties, Inc., its general partner

                           By:      /s/ Carman J. Liuzzo
                                    Carman J. Liuzzo
                                    Vice President and Chief Financial Officer


Date:    October 15, 1996

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                    By:  Highwoods Properties, Inc., its general partner

                           By: /s/ Carman J. Liuzzo
                              Carman J. Liuzzo
                              Vice President and Chief Financial Officer


Date:    October 15, 1996

                                     Exhibits


Item            Description

10.1 Credit Agreement among Highwoods/Forsyth Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lenders named therein, dated as of September 27, 1996.

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